Exhibit 10.18
CONSULTING AGREEMENT
     THIS AGREEMENT (“Agreement”), made and entered into as of December 5, 2008, by and between Harris W. Hudson (“Hudson”) and Republic Services, Inc. (“Republic”).
WITNESSETH THAT:
     WHEREAS, Hudson’s service on the Board of Directors of Republic has ceased; and
     WHEREAS, Republic desires to retain the services of Hudson on a limited basis, and Hudson is willing to provide his services subject to the terms and conditions of this Agreement;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by Hudson and Republic as follows:
     1. DUTIES OF HUDSON. Subject to the terms of this Agreement, Hudson shall make himself available on a reasonable basis to, and shall provide, advisory and consultative services as may, from time to time, be reasonably requested by the Chairman and Chief Executive Officer of Republic (but in no event shall such services require any travel by Hudson) in connection with the business of the Republic for a period of one (1) year, commencing on the day after the closing of the contemplated merger of the Republic’s subsidiary, RS Merger Wedge Inc. and Allied Waste Industries, Inc. (the “Effective Date”).
     2. COMPENSATION
          a. Consideration. As full compensation for the services rendered pursuant to this agreement, and regardless of the amount of consulting services requested by the Republic or performed by Hudson, Republic shall pay Hudson the sum of $500,000.00 for the year, payable in twelve monthly installments by the last day of each calendar month, commencing on December 31, 2008 and ending on November 30, 2009.
          b. Independent Contractor. This agreement shall not render Hudson an employee, partner, or agent of, or joint venturer with, Republic for any purpose. Hudson is and will remain an independent contractor in his advisory and consultant relationship to Republic. Republic shall not be responsible for withholding taxes with respect to Hudson’s compensation hereunder. Hudson shall have no claim against Republic hereunder for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.
          c. Expense Reimbursement. During the terms of this Agreement, Hudson shall be entitled to be reimbursed for all reasonable, documented and approved out-of-pocket expenses which are incurred in connection with the performance of any consulting services rendered to Republic hereunder.

     3. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. Hudson agrees that, from the Effective Date and at all times thereafter, he shall hold in confidence for the benefit of Republic, all trade secrets and confidential information, knowledge or data relating to Republic or any of its subsidiaries or affiliates, and their respective businesses, which shall have been obtained by Hudson during the performance of his services on behalf of Republic, or during his consultation with Republic or after he ceases to provide services for Republic, and which shall not be or become public knowledge. Except in the good faith performance of his duties for Republic, Hudson shall not, without the prior written consent of Republic or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than Republic and those designated by it.
     4. ASSIGNABILITY AND BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the parties hereto. No rights or obligations of Republic under this Agreement may be assigned or transferred pursuant to a merger or consolidation in which Republic is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of Republic, as contained in this Agreement, either contractually or as a matter of law. No rights or obligations of Hudson under this Agreement may be assigned or transferred by Hudson.
     5. AMENDMENT. This Agreement may be amended or cancelled only by mutual agreement of the parties in writing without the consent of any other person. So long as Hudson lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.
     6. APPLICABLE LAW. The provisions of this Agreement shall be construed in accordance with the laws of the State of Florida, without regard to the conflict of law provisions of any other state.
     7. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement and this Agreement will be construed as if such invalid and unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).
     8. WAIVER OF BREACH. No waiver by any party hereto of a breach of any provision of this Agreement by the other party, or of compliance with any condition or provision of this Agreement to be performed by the other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time.
     9. NOTICES. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered mail, return receipt requested, postage prepaid, or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice):
To Republic:

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Republic Services, Inc.
18500 North Allied Way
Phoenix, AZ 85054
Attention: Timothy Donovan, Executive Vice President, General Counsel and Secretary
     To Hudson:
Mr. Harris W. Hudson
1850 S.E. 17th Street, 3rd Floor
Fort Lauderdale, FL 33316
Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt. Such notices, demands, claims and other communications shall be deemed given in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; or in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received.
     10. HUDSON’S REPRESENTATIONS. Hudson hereby represents and warrants to Republic that (i) the execution, delivery and performance of this Agreement by Hudson does not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Hudson is a party or by which he is bound; and (ii) except to the extent previously disclosed to Republic in writing, Hudson is not a party to or bound by an employment agreement, noncompete agreement or confidentiality agreement with any other person or entity which would interfere in any material respect with the performance of his duties hereunder.
     11. COMPANY’S REPRESENTATIONS. Republic represents and warrants that it is fully authorized and empowered to enter into this Agreement, that the Agreement has been duly authorized by all necessary corporate action, that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization or any applicable law or regulation and that this Agreement is enforceable in accordance with its terms.
     12. ENTIRE AGREEMENT. Except as otherwise noted herein, this Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior contemporaneous agreements, if any, between the parties relating to the subject matter hereof.
     13. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
{Signature follow on next page}

     IN WITNESS THEREOF, Hudson has hereunto set his hand, and Republic has caused this document to be executed in its name and on its behalf, and its corporate seal to be hereunto affixed, all as of the day and year first above written.

HUDSON
/s/ Harris W. Hudson
Harris W. Hudson

REPUBLIC SERVICES, INC.
By:	/s/ James E. O’Connor
	Name:	James E. O’Connor
	Title:	Chief Executive Officer & Chairman

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